EXHIBIT 99.1

Renavotio, Inc. Announces financial results for the Third quarter of 2020

Tulsa, Ok - (Newsfile Corp. – November 17, 2020) – Renavotio, Inc (OTCQB: RIII), (“Renavotio,” or the “Company”) today announced its recently-filed unaudited financial results for the third quarter ended September 30, 2020. For further information, please refer to the Company’s recently-filed 10Q on EDGAR.

•

Revenue – Due to a new focus on domestic U.S. business opportunities, coupled with the declining overseas revenues from the COVID-19 pandemic’s economic impact, Renavotio has decided to close its overseas operations as of September 30, 2020. This will complete the restructuring of RIII for our launch as Renavotio, Inc (“RI”). The Company’s newly-acquired subsidiary, Renavotio Infratech (“RII”), and its newly-launched Medical Infrastructure division, is spearheaded by the Company’s Share Agreement to purchase Tritanium Labs USA, Inc. Tritanium has developed a reoccurring client base and is expanding its market thru out the Midwest with its branded products TriCleanz, TruCleanz, brands of sanitizers, sanitizing wipes and planned disinfectants, and should set a strong growth path forward for that division. The recent acquisition of Utility Management Corp. (UMC) fulfills the organic base of 3 operating divisions with infrastructure management thru Utility Management & Construction, LLC (UMCCO), and underground infrastructure installation with Cross-Bo Constructions, LLC.

•

Recent Acquisitions – The closing terms and conditions of the Renavotio Infratech, Inc. and Utility Management Corp. acquisitions were not completed until after the end of the second quarter; accordingly, their financials are now being consolidated in the third quarter of 2020. This should complete the transition of the historical financials related to the existing overseas subsidiaries, including the completed cancelation of 30 million shares, and the final issuance of 6 million shares required to complete the terms and conditions pursuant to the Stock Exchange Agreement signed on April 3, 2020.

•

Total expenses – We expect to incur marketing and advertising expenses in new website development, social media programs and engagement, telemarketing, and virtual events. Furthermore, we plan to continue investing in product development and to recruit market specific talent and key management hires to achieve our growth objectives.

•	Capital expenditures – We plan to grow our CapEx investments in our attempt to enhance and expand our infrastructure and acquisition footprint over the next twenty-four (24) months.

•	Tax rates – We expect our full-year 2020 tax rate will be in the high-teens; although, we may see fluctuations in our quarterly tax rate, depending upon our financial results.

•

Recent Events – The Company has redeemed its notes with EMA Financial, LLC and Crown Bridge Partners, LLC, and after completing the sale and transfer of Power Up Lending Group LTD’s convertible notes to Redstart Holdings Corp, RIII has settled and paid off the first note with the second note scheduled for payment in early December. The Company’s recent notes have a conversion floor price and an amortization schedule giving the Company the option to prevent future dilution from the standpoint of such floor price. The Company is also putting new protocols in place to protect against cybercrime, due to a recent intrusion into its internet communication which caused a minor loss in capital, and has been identified and eliminated.

•

Future Expansion – Our Personal Protective Equipment (PPE) & Medical Manufacturing division’s initial pilot program for PPE products allowed the Company to develop long term relationships with both domestic and overseas manufactures during the second quarter of 2020. RI continues to focus on “Made in the USA" products. The Company is pursuing possible partnerships and/or participation in proposed possible manufacturing facilities in the U.S. RI has targeted four (4) primary PPE products: Gowns, Hand Sanitizer, Masks, and Disinfecting Cleaners.

•

Pandemic Impact – Our business has been impacted by the pandemic and we, like many companies, are facing a period of uncertainty in terms of the world’s business outlook. We expect our business performance could be impacted by issues beyond our control, including the duration and efficacy of shelter-in-place orders, the effectiveness of economic stimuli around the world, and the fluctuations of currencies relative to the U.S. dollar, among other factors.

RII has recently acquired data records and websites targeting telecommunication markets, health and wellness markets, and potential customers such as medical practitioners, pharmacies, health industry professionals, government, and hospitals. The Company has also recently completed product-specific websites as potential revenue generating opportunities and leads for each of the operating divisions in its efforts to expand its medical and utility in infrastructure brands. RI plans to launch these branded marketing websites to drive business and capture interested parties contact information and to facilitate organic growth in these vertical markets in the near future.

1

“We are very excited to be nearing completion of Renavotio’s business transformation by building out our three operating divisions: Utility Management & Construction, Infrastructure, and Personal Protective Equipment (PPE) & Medical Manufacturing. We look forward to continued growth in the coming quarters and believe that our re-branding and new focus for the Company will create shareholder value in the near future,” said William “Billy” Robinson, CEO.

Third Quarter 2020 Operational and Other Financial Highlights

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2020	2019

Revenue	$2,149,095	$234,812
Cost of Revenues	1,258,494	111,265
Gross Profit	890,601	123,547

Operating Expenses
General and administrative	1,784,764	676,727

Other expenses	239,087	-

Net Income (Loss) from Operations before Taxes	(1,133,250)	(553,180)

Provision for Income Taxes	-	-

Foreign currency translation adjustment	(2,616)	(66)

Net Income (Loss)	(1,135,866)	(553,246)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	87,911,551	75,053,480

ABOUT REVAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

2

Tritanium Labs USA, Inc. is an Oklahoma based supply chain technology company and the manufacturer of consumer products available at Costco Warehouse Clubs and other fine retailers across the United States. The TriCleanz, TruCleanz, and TruSafe brands of sanitizers, disinfectants, sanitizing wipes, and Pro N95 USA, LLC with plans to become a US manufacture of N95 mask providing personal protective equipment (PPE) that will be manufactured in the United States with transparency, trust, and traceability. Its products are manufactured using the same Tritanium Traceability Technologies it provides to its manufacturing and logistics clients. Since 2018, Tritanium is working towards being a leader in Supply Chain Traceability Solutions and the founder of one of the first public distributed ledger immutable traceability technology specifically for product traceability. Tritanium’s solutions, software developers and technology providers can add immediate global traceability to sickness, food, manufacturing and logistic applications. www.tritaniumlabs.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties.  There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements, including the level of sales of PPE products as well as whether the Company will successfully conduct PPE production. Accordingly, readers should not place undue reliance on forward-looking statements.  No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Renavotio, Inc.

Utility Management Corp.

Tritanium Labs, Inc.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact:  brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

James S. Painter III
Emerging Markets Consulting, LLC
390 North Orange Avenue, Suite 2300
Orlando, FL, US, 32801

48 Wall Street Suite 1100
NY,NY 10005
Office 321-206-6682
Mobile 407-340-0226
Fax 352-429-0691
skype ID james.painter47

www.emergingmarketsllc.com

3